AMENDED AND RESTATED SECURITIES REDEMPTION AND PAY-OFF AGREEMENT

This Amended and Restated Securities Redemption and Pay-off Agreement, dated as of April 14, 2010 (this “Agreement”), is entered into by and between China VoIP & Digital Telecom Inc., a Nevada corporation (the “Company”), and Castlerigg Master Investments, Ltd. (the “Investor).  The Company and the Investor shall be referred to individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS:

A.           The Company and the Investor entered into that certain Securities Purchase Agreement, dated as of December 21, 2007 (as amended, modified and restated, the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) the Senior Secured Convertible Note, dated as of December 21, 2007 (the “2007 Note”), which was convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof, (ii) a Series A Warrant, dated as of December 21, 2007  (the “2007 Series A Warrant”), (iii) a Series B Warrant, dated as of December 21, 2007 (the “2007 Series B Warrant”) and (iv) a Series C Warrant, dated as of December 21, 2007 (the “2007 Series C Warrant”, and together with the 2007 Series A Warrant and 2007 Series B Warrant, the “2007 Warrants”).

B.           The Company and the Investor entered into that certain Amendment and Exchange Agreement, dated as of December 8, 2008, pursuant to which, among other things, the Investor exchanged the 2007 Note and the 2007 Warrants for (i) the Amended and Restated Senior Secured Convertible Note dated as of December 8, 2008 (the “2008 Note”), which is convertible into Common Stock, (ii) a Series A Warrant, dated as of December 8, 2008 (the “2008 Series A Warrant”), exercisable into 23,062,731 shares of Common Stock, (iii) a Series B Warrant, dated as of December 8, 2008 (the “2008 Series B Warrant”), exercisable into 16,143,911 shares of Common Stock, (iv) a Series C Warrant, dated as of December 8, 2008 (the “2008 Series C Warrant”) exercisable into 16,489,852 shares of Common Stock and (v) a Series D Warrant, dated as of December 8, 2008 (the “2008 Series D Warrant”, and together with the 2008 Series A Warrant, 2008 Series B Warrant and 2008 Series C Warrant, the “2008 Warrants”), exercisable into 7,500,000 shares of Common Stock.

C.           The Company and the Investor entered into that certain Securities Redemption and Pay-Off Agreement, dated as of January 5, 2010 (the “Original Agreement”), pursuant to which the Investor was willing to effectuate the redemption of the 2008 Note and the 2008 Warrants (“Redemption”) and give certain waivers and releases in consideration for the payment to the Investor of a cash amount equal to $3,000,000.

D.           The Parties desire to amend and restate the Original Agreement to, among other things, extend the termination date specified therein in consideration for a payment by the Company to the Investor of $50,000 (the “Extension Amount”).

E.           Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1. Mutual Waiver and Release.

(a) Upon the Closing, the Investor hereby agrees, on behalf of itself and its “affiliates” (as defined in Rule 144), to waive any and all claims, arising on or before the date hereof, that the Investor or its affiliates may now or in the future have against the Company and its respective affiliates, partners, members, stockholders, managers, directors, officers, agents and assigns (and all affiliates of such partners, members, stockholders, managers, directors, officers, agents and assigns) of the Company or any of the Company’s affiliates, to the extent that such claims may directly or indirectly arise under or be directly or indirectly related in any manner to the Transaction Documents (the waiver described in this Section 1(a) is hereafter referred to as the “Investor Waiver”).  The Investor Waiver shall include, without limitation, a waiver of any and all claims, arising on or before the date hereof, that the Investor or any of its affiliates may now or in the future have as a result of a breach by the Company of any of its representations, warranties or covenants set forth in the Transaction Documents.  Upon the Closing, the Investor further agrees and acknowledges, on its own behalf and on behalf of its affiliates, (i) to release the Company and all of its respective affiliates from all obligations and liabilities arising (whether prior to, on or after the date of this Agreement) under or directly or indirectly related to the Transaction Documents, (ii) that all security interests and other liens granted to or held by Investor as security under the 2008 Note shall be forever and irrevocably satisfied, released and discharged and (iii) that the Transaction Documents shall terminate and be of no further force or effect other than those provisions therein that specifically survive termination.

(b) As of the date hereof and upon the Closing, the Company hereby agrees, on behalf of itself and its affiliates, to waive any and all claims that the Company or its affiliates may now or in the future have against the Investor and its respective affiliates, partners, members, stockholders, managers, directors, officers, agents and assigns (and all affiliates of such partners, members, stockholders, managers, directors, officers, agents and assigns) of the Investor or any of the Investor’s affiliates, to the extent that such claims may directly or indirectly arise under or be directly or indirectly related in any manner to the Transaction Documents (the waiver described in this Section 1(b) is hereafter referred to as the “Company Waiver”).  The Company Waiver shall include, without limitation, a waiver of any and all claims that the Company or any of its affiliates may now or in the future have as a result of a breach by the Investor of any of its representations, warranties or covenants set forth in the Transaction Documents.  Upon the Closing, the Company further agrees, on its own behalf and on behalf of its affiliates, (i) to release the Investor and all of its respective affiliates from all obligations and liabilities directly or indirectly arising (whether prior to, on or after the date of this Agreement) under or directly or indirectly related to the Transaction Documents and (ii) that the Transaction Documents shall terminate and be of no further force or effect other than those provisions therein that specifically survive termination.

(c) Each of the Parties hereby acknowledges and agrees that the waivers, releases and agreements set forth above in clauses (a) and (b) of this Section 1: (i) shall not in any manner be construed as constituting a waiver of any claims that a Party or any of its affiliates may have in the future as a result of a breach of this Agreement by any other Party hereto, nor shall the releases set forth in clauses (a) and (b) of this Section 1 be construed as constituting a release of any obligations that a Party may have under this Agreement; and (ii) shall only be effective at the Closing upon the satisfaction or waiver of the conditions set forth in Section 3 (and for the avoidance of doubt, shall not be effective if this Agreement is terminated or the Closing does not otherwise occur).

(d) Notwithstanding anything to the contrary contained in this Agreement or in any other document, the obligations and liabilities of the Company or any of its affiliates to Investor under or in respect of the Transactions Documents insofar as such obligations and liabilities survive termination of the Transaction Documents shall continue in full force and effect in accordance with their terms.

2. Extension Amount; Closing; Redemption and Pay-off.

(a) The Company shall, on the date hereof, pay to the Investor the Extension Amount by bank wire transfer to the account set forth on Exhibit A attached hereto.  This Agreement shall be effective as of the date hereof only upon confirmation from the Investor that the Extension Amount was received.

(b) The closing of the Redemption, the payment of $2,950,000 (the “Redemption Amount”) and the transactions provided for in this Agreement (the “Closing”) will take place at 10:00 a.m. (New York City time) at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, as promptly as practicable following, but in no event later than, the third Business Day following the satisfaction or waiver of each of the conditions set forth in Section 3 hereof, or at such other time and place as may be agreed to by the parties hereto.  Such time and date are referred to in this Agreement as the “Closing Date.”

(c) As consideration for the Redemption Amount and the Company Waiver and releases and agreements set forth in Section 1 above, subject to the terms and conditions set forth herein (including the satisfaction or waiver of the conditions set forth in Section 3(b) below), the Investor shall, at the Closing, transfer and convey to the Company the 2008 Note and the 2008 Warrants and the Company shall redeem from the Investor the 2008 Note and the 2008 Warrants.

(d) As consideration for the 2008 Note and the 2008 Warrants and the Investor Waiver and releases and agreements set forth in Section 1 above, subject to the terms and conditions set forth in this Agreement, the Company shall, at the Closing, pay to the Investor the Redemption Amount by bank wire transfer to the account set forth on Exhibit A attached hereto.

3. Conditions to Closing.

(a) The obligation of the Company to consummate the transactions contemplated hereby (including, without limitation, the Redemption and payment of the Redemption Amount) shall be subject to the satisfaction or waiver by the Company of each of the following:

(i) The delivery by the Investor to the Company of the 2008 Note and the 2008 Warrants for cancellation; and

(ii) The representations and warranties made by the Investor in Section 5 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date and the Investor shall have complied with all agreements and satisfied all conditions to be performed or satisfied at or prior to the Closing.

(b) The obligation of the Investor to consummate the transactions contemplated hereby (including, without limitation, the obligation of the Investor to transfer and convey the 2008 Note and the 2008 Warrants) shall be subject to the satisfaction or waiver by the Investor of each of the following:

(i) The Company shall have delivered to the Investor the Extension Amount by bank wire transfer in accordance with Section 2(a) and the Redemption Amount by bank wire transfer in accordance with Section 2(d);

(ii) Since January 5, 2010, the Company shall have duly delivered to the Investor an aggregate of 1,100,000 shares of Common Stock pursuant to the Conversion Notice attached hereto as Exhibit B (the “Conversion Notice”) and in accordance with the terms of the 2008 Note, and each such share shall be freely transferable pursuant to Rule 144 of the Securities Act;

(iii) The applicable transfer agent shall have removed any transfer restriction legend on each share of Common Stock delivered pursuant to the Conversion Notice, in form and substance satisfactory to the Investor;

(iv) The Investor shall have received the opinion of The Crone Law Group, LLP, the Company’s outside counsel, or such other law firm acceptable to the Investor, dated as of the Closing Date, in form and substance satisfactory to Investor (in its sole discretion);

(v) The representations and warranties made by the Company in Section 4 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date and the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing;

(vi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(vii) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

4. Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly authorized by the board of directors of the Company.  Upon execution by the Company this Agreement will have been duly executed and delivered by the Company and, assuming due execution by each other Party, will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally creditors’ rights and subject to general principles of equity.

(b) The Company is duly authorized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to carry on its business as currently conducted and to enter into and to perform its obligations under this Agreement.

(c) The execution and delivery of, and the performance of or compliance with, this Agreement, and the transactions contemplated hereby by the Company do not and will not (i) with or without the giving of notice or passage of time, contravene, result in any breach of or constitute a default under, any applicable law or regulation, agreement, judgment, injunction, order, decree or other instrument to which the Company is a party or by which it or its property or assets is bound, (ii) require a consent, approval or waiver other than those that shall be obtained prior to the Closing Date, or (iii) conflict with, or accelerate or terminate any performance required by or under the governing or operative documents of the Company or any agreement or other instrument to which the Company is a party or by which the Company or its property or assets is bound.

(d) The Common Stock (i) is designated for quotation or listed on the Principal Market and (ii) has not been suspended by the SEC or the Principal Market from trading on the Principal Market nor has suspension by the SEC or the Principal Market been threatened, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(e) Immediately following the Redemption contemplated by this Agreement:

(i) the cash assets of the Company shall be greater than the total amount of its liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);

(ii) the Company shall be able to pay its debts and obligations in the ordinary course of business as they become due; and

(iii) the Company shall have adequate capital to carry on its businesses and all businesses in which its about to engage.

5. Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that the execution, delivery and performance by the Investor of this Agreement, and the consummation by the Investor of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on behalf of the Investor.  Upon execution by the Investor, this Agreement will have been duly executed and delivered by the Investor and, assuming due execution by each other Party, will constitute a legal, valid and binding obligation of the Investor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally creditors’ rights and subject to general principles of equity.

6. Covenants.

(a) Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, within four business days following the earlier to occur of (i) the Closing Date or (ii) the Termination Date (as defined below), the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement, the Company’s source of funds for the Redemption Amount and/or an explanation describing the Company’s inability to close the transactions contemplated hereby, in the form required by the 1934 Act and attaching the material documents as an exhibit to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, its affiliates or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its affiliates and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its affiliates from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its affiliates, it shall provide the Company with written notice thereof.  The Company shall, within two (2) business days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its affiliates, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its affiliates, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its affiliates, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its affiliates nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, and except as contemplated by the prior subsection (i) or as required by applicable law or regulation, neither the Company nor any of its affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.

(b) Post-Closing Deliveries.  The Investor shall deliver to the Company within fifteen (15) days following the Closing Date:

(i) The original certificates representing the pledged shares of the Company pledged to the Investor under the 2007 Pledge Agreement, as set forth on Exhibit C attached hereto; and

(ii) The original certificate of pledged trademarks of the Company pledged to the Investor under the 2007 Pledge Agreement, dated as of December 21, 2007, by and between the Company and the Investor, as set forth on Exhibit D attached hereto.

(c) Release of Liens.  Following the Closing (and after the receipt of the Redemption Amount), Investor shall take all reasonable additional steps to release any liens or encumbrances that were granted to the Investor in connection with the 2008 Note.

7. Termination.  In the event that the Closing does not occur on or before July 3, 2010 due to the Company's failure to satisfy the conditions set forth in Section 3(b) (and the Investor’s failure to waive such unsatisfied conditions(s)), the Investor shall have the option to terminate this Agreement at the close of business on such date (the “Termination Date”) without liability to the Company.  Upon such termination, and except for the first sentence of Section 1(b) (Company Release as of the date hereof) and Sections 6(a), 8, 10, 11, 15, 19 and 21 (which shall survive the Termination Date), the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

8. Conversion Price.  The parties hereto acknowledge and agree that the Conversion Price reflected in the Conversion Notice shall (i) only be the Conversion Price for purposes of the conversion contemplated hereby and (ii) not be deemed (by virtue of the execution of this Agreement) to be the Conversion Price for any other conversion that may occur following the date hereof.  For the avoidance of doubt, by execution of this Agreement, the parties hereto do not waive any and all rights that they may have pursuant to, or terms or provisions set forth in, the 2008 Note relating to any adjustments to the Conversion Price.

9. Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“US Dollars”).  All amounts owing under this Agreement shall be paid in US Dollars.

10. Acknowledgements.

(a) The Company hereby acknowledges and agrees that (i) the Extension Amount is in consideration for the extension of the Termination Date and shall not under any circumstance be refundable (in the event that this Agreement is terminated, the Closing does not occur or otherwise), (ii) all liens, security interests, rights and remedies granted to the Investor in and under the Transaction Documents are hereby confirmed, and shall continue to secure the performance by the Company of its obligations under the Transaction Documents unless and until the Closing occurs and (iii) if at any time any payment made by the Company is subsequently invalidated, declared to be fraudulent or preferential, and is set aside or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations under this Agreement, the Transaction Documents or otherwise intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made.

(b) The Company hereby acknowledges and confirms to the Investor that (i) unless and until the Closing occurs, it is validly and justly indebted to the Investor for the payment of all of the obligations under the Transaction Documents (including the Original Principal Amount referenced in the Note and any and all other payment obligations payable thereunder (including default interest or otherwise)) and (ii) the amounts owed pursuant to the Transaction Documents are not, as of the date hereof, subject to any defense, set-off, offset, counterclaim, or recoupment of any kind.

11. Reference to and Effect on the Transaction Documents.  Except as specifically modified herein, the Note and the other Transaction Documents shall remain in full force and effect and are each hereby ratified and confirmed.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Company under the Note or any of the other Transaction Documents, or constitute a waiver or consent of any provision of the Note or any of the other Transaction Documents, except as expressly set forth herein.

12. Entire Agreement.  This Agreement, together with any exhibits hereto, represents the final and complete agreement of the Parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understanding (including the Original Agreement) and shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, representatives and assigns.

13. Third Party Beneficiaries.  Each person or entity in favor of whom a waiver or release has been granted pursuant to the terms of this Agreement shall be considered a third party beneficiary of this Agreement and shall be entitled to enforce all provisions of this Agreement running in favor of such person or entity.

14. Waivers and Amendments.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

15. Expenses.  Each of the parties hereto shall pay its own costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with or relating to the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby; provided, however, the Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the contemplated conversion and any other costs and expenses required of it pursuant to the Transaction Documents.

16. Notices.  All notices, requests, consents, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing, shall be personally delivered or sent by facsimile transmission, overnight courier or certified mail and shall be deemed to have been duly given when received.

Notices to the Company shall be addressed and delivered to:

China VoIP & Digital Telecom Inc.
11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan,China 250101
Telephone:                      +86-531-55585742
Facsimile:                      +86-531-8887-6660
Attention:                      Li Kunwu, Chief Executive Officer

or to such other person or at such other place as the Company may from to time furnish to the other Parties in writing.

with a copy to:

The Crone Law Group

San Francisco Office:

101 Montgomery Street, Suite 1950, San Francisco, CA 94104

Telephone: 415 955-8900

Facsimile: 415 955-8910

Attention: Ryan Nail

Notices to the Investor shall be addressed and delivered to:

Castlerigg Master Investments Ltd.
c/o Sandell Asset Management
40 West 57th Street, 26th Floor
New York, NY 10019
Telephone:                      212-603-5700
Facsimile:                      212-603-5710
Attention:  Matthew Pliskin

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
Facsimile:  (212) 294-4700
Attention: Bradley C. Vaiana, Esq.

or to such other person or at such other place as the Investor may from to time furnish to the other Parties in writing.

17. Titles and Headings.  The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

18. Counterparts.  This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

19. Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties.  The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

20. Further Assurances.  The Parties agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further assignments, releases, assumptions, notifications or other documents or to take any other necessary actions as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transactions contemplated by this Agreement.

21. Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Company hereby reaffirms the appointment of Empire Stock Transfer, Inc., with offices at 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada 89074, as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Securities Redemption and Pay-off Agreement to be duly executed as of the day and year first written above.

COMPANY

CHINA VOIP & DIGITAL TELECOM INC.

By:_______________________________________
Name: Kunwu Li
Title: President & CEO

INVESTOR

CASTLERIGG MASTER INVESTMENTS LTD.

By:_______________________________________
Name:
Title:

Signature Page to Amended and Restated Securities Redemption and Pay-off Agreement

Exhibit B

Conversion Notice

(See attached)

Exhibit C

Certificates of Pledged Shares

Pledgor	Name of Issuer	Number of shares	% of Shares	Class	Certificate No.
Li Kun Wu	China VoIP & Digital Telecom, Inc.	6,200,000	11.71%	Common Stock	1503
Wang Qing Hua	China VoIP & Digital Telecom, Inc.	6,200,000	11.71%	Common Stock	1504
Yin Yi Xu	China VoIP & Digital Telecom, Inc.	2,880,000	5.44%	Common Stock	1505

Exhibit D

Certificate of Pledged Trademarks

Certificate Name	Certificate No.	Date of Registration	Pledgor	Pledged Value
商标专用权质押登记证	商标质字[2009]第076号	July 7, 2009	• Jinan Yinquan Technology Co.,Ltd.	RMB 809,900